AMENDMENT NO. 3
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated February 26, 1999, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, American General Life Insurance Company (“Life Company”), a Texas life insurance company and American General Equity Services Corporation (“AGESC, and collectively (the “Parties”), is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.
     The Parties hereby agree to amend the agreement as follows:
     1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     2. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.; and
     3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
UNREGISTERED SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL UNREGISTERED SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: April 30, 2010

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr
	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper
	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

AMERICAN GENERAL LIFE INSURANCE COMPANY

Attest:	/s/ Lauren W. Jones		By:	/s/ Rodney E. Rishel
	Name:	Lauren W. Jones		Name:	Rodney E. Rishel
	Title:	Assistant Secretary		Title:	Senior Vice President

AMERICAN GENERAL EQUITY SERVICES CORPORATION

Attest:	/s/ Lauren W. Jones		By:	/s/ John Gatesman
	Name:	Lauren W. Jones		Name:	John Gatesman
	Title:	Assistant Secretary		Title:	President

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